Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the American Eagle Outfitters, Inc. Registration Statements as follows:

   1999 Stock Incentive Plan (Registration No. 333-34748),
   Employee Stock Purchase Plan (Registration No. 33-33278),
  1994 Restricted Stock Plan (Registration No. 33-79350),
  1994 Stock Option Plan (Registration Nos. 333-44759, 333-79358, and 333-12661),
  Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan (Registration No. 33-84796), and
  Registration Statement (Form S-3) (Registration No. 333-68875)

of our report dated February 24, 2003, with respect to the consolidated financial statements of American Eagle Outfitters, Inc. included in the Annual Report (Form 10-K) for the year ended February 1, 2003.

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania

April 1, 2003